Exhibit 10.10

World Headquarters, Room 538
One American Road
Dearborn, MI 48126-2798

[Date]

Dear [Name],

In recognition of Company and individual performance in [Year], and in anticipation of your continued leadership and ongoing efforts in [Year], the Compensation, Talent and Culture Committee of the Board of Directors has approved the following incentive compensation for you:

[Year] Performance Stock Units (PSUs), time-based Restricted Stock Units (RSUs), [and Stock Options] – Annual Grant
The total value of your [Year] stock-based award is delivered through ___% PSUs and
___% time-based RSUs, [and ___% stock options]:

Total value:
PSU value*:	[	]
Number of PSUs*:	[	]
Time-based RSUs Value:	[	]
Number of Time-based RSUs:	[	]
Stock option value:	[	]
Number of stock options:	[	]

The number of PSUs and time-based RSUs stock options is based on the FMV of [ ] and Black-Scholes value of [    ] on [Date of Grant] truncated to the nearest whole share.

The PSU grant has a maximum opportunity of 200% of the amount specified above and has a [one/two/three-]year performance period, after which the Compensation, Talent and Culture Committee will determine the final award based on performance-to-objective on the following metrics:

•[Describe applicable metrics]

[You will receive the value of dividends paid on Common Stock as if, on each record date during the performance period beginning with the grant date of such PSU, you had been a holder of record of a number of shares of Common Stock equal to the number of PSUs specified above (“dividend equivalents”). Such dividend equivalents shall accrue as additional RSUs (“Additional RSUs”), equal in number to (x) divided by (y), where (x) equals the number of PSUs specified above plus any previously accrued Additional RSUs on such record date multiplied by the cash dividend paid per share of Common Stock, and (y) equals the Fair Market Value of a share of Common Stock on the dividend payment date of the related Common Stock dividend. Such Additional RSUs will be paid in shares of Common Stock on the final award date of the related PSU in an amount equal to the number of Additional RSUs (any fractional Additional RSU resulting from such dividend equivalent calculations will be disregarded) multiplied by the performance factor of the related PSU, less such number of shares of Common Stock required to satisfy payment of applicable taxes, including federal, state or local withholding taxes. Any shares of Stock so paid shall be treated as final awards, subject to the terms and conditions of the Plan.]

The final award will be [unrestricted shares of Ford Common Stock] [RSUs restricted for [one/two/three- years]. As soon as practicable on [or after the final award date specified by the Compensation, Talent and Culture Committee] [after the restriction lapses], you will be issued shares of Ford Common Stock, less shares withheld to cover any tax liability on the value of the grant.

All stock-based awards, including dividend equivalents, are subject to the terms of Long-Term Incentive Plan. Additional information regarding all of your stock-based awards, including the prospectus for the Long-Term Incentive Plan, is available on Life@Ford.

All incentive-based compensation (including, but not limited to, Annual Performance Bonus Plan awards and PSU grants and final awards under the Long-Term Incentive Plan) is subject to any recoupment, “clawback” or similar provision of applicable law, as well as any applicable recoupment or “clawback” policies of the Company that may be in effect from time to time, including, without limitation, to the extent applicable to you: (1) the Ford Motor Company Corporate Officer Compensation Recoupment Policy, (2) the Ford Motor Company Financial Statement Compensation Recoupment Policy, and (3) the Ford Motor Credit Company Financial Statement Compensation Recoupment Policy.

If you have further questions regarding your awards, please contact [Name] at [Phone Number].

Thank you for all your efforts and continued leadership.

*PSU awards are not final until such time that they vest into Final Awards as determined by the Compensation, Talent and Culture Committee. In the event of a change-in-control of the Company, any outstanding PSU whose grant date is at least six months prior to the date of the change-in-control, will convert to time-based RSUs in proportion to the performance-to-metrics as of the date of the change-in-control as determined by the Compensation, Talent and Culture Committee of the Board of Directors in its sole discretion. Such time-based RSUs will be subject to the Terms and Conditions of the Final Award of Performance Stock Unit Agreements then in effect. Refer to the Company’s Long-Term Incentive Plan, the Plan prospectus, your award agreements, and applicable award terms and conditions for additional provisions and information.